CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Rose's Stores, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-64758) on Form S-8, registration statement (No. 33-49636) on Form S-3, and registration statement (No. 33-45094) on Form S-8 of Rose's Stores, Inc. of our report dated April 4, 1994, relating to the consolidated balance sheets of Rose's Stores, Inc., Debtor-in-Possession, as of January 29, 1994 and January 30, 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows, and related schedule for each of the years in the three-year period ended January 29, 1994, which report appears in the January 29, 1994 annual report on Form 10-K of Rose's Stores, Inc.


Our report included an explanatory paragraph discussing the Company's voluntary filing for reorganization under Chapter 11 of the United
States Bankruptcy Code. Our report also included an additional explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standards No. 106 in 1992 and changed its method of determining retail price indices used in the valuation of LIFO inventories in 1991.


                                   (Signature of KPMG Peat Marwick)
                                        KPMG PEAT MARWICK


Raleigh, North Carolina
April 28, 1994